UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2015

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

After the initial closing of the offering described under Item 8.01 below, Real Goods Solar, Inc. (the “Company”) closed the exchange transactions contemplated by separate Exchange Agreements, dated June 25, 2015 (each, an “Exchange Agreement”), the Company entered into with two holders (each, a “Holder”) of the Company’s Series A Warrants and Series C Warrants (together, the “Warrants”) originally issued in the Company’s February 2015 public offering. At the closing on June 30, 2015, (i) the Company converted Warrants exercisable into an aggregate of 1,154,785 shares of Common Stock into an aggregate of 1,328,004 shares of Commons Stock, (ii) the Warrants held by the Holders were terminated, and (iii) the Company eliminated from its financial statements the warrant liability associated with the exchanged Warrants. The Company is contractually obligated to issue the shares of Common Stock issuable in the exchange post-closing at such time and in such amount as requested by each Holder in accordance with the terms of the Exchange Agreement. The exchange was made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, because the Company consummated the transaction with existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

The Company disclosed the terms of the Exchange Agreement under Item 1.01 of its Current Report on Form 8-K filed on June 26, 2015 and such disclosure is incorporated herein by reference.

Item 8.01. Other Events.

On June 30, 2015, the Company completed $4.1 million of the announced $5 million offering of units consisting of the Company’s Class A common stock, par value $0.0001 per share, and Series F warrants (each, a “Unit”) at a purchase price per Unit of $3.65. The Company expects to complete the remainder of the offering, approximately $900,000, later today or shortly thereafter.

The Company disclosed the composition of the Units, the terms of the warrants included in the Units and the terms of the offering under Item 1.01 of its Current Report on Form 8-K filed on June 26, 2015 and such disclosure is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should,” “would” or comparable terminology or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, whether the Company will successfully complete the remainder of the offering described above, whether holders of the Series F warrants will exercise them for cash and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer and Acting Principal Financial Officer

Date: July 1, 2015